Exhibit 10.1

NINTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

NINTH AMENDMENT TO MASTER REPURCHASE AGREEMENT, dated as of June 28, 2006 (this “Amendment”), to the Master Repurchase Agreement (the “Original Agreement”), dated as of May 28, 2003, as amended by the First Amendment to Master Repurchase Agreement, dated as of August 28, 2003 (the “First Amendment”), as amended by the Second Amendment to Master Repurchase Agreement dated as of June 1, 2004 (the “Second Amendment”), as amended by the Third Amendment to Master Repurchase Agreement dated as of November 8, 2004 (the “Third Amendment”), as amended by the Fourth Amendment to Master Repurchase Agreement dated as of February 28, 2005 (the “Fourth Amendment”), as amended by the Fifth Amendment to Master Repurchase Agreement dated as of November 22, 2005 (“Fifth Amendment”), as amended by the Sixth Amendment to Master Repurchase Agreement dated as of December 29, 2005 (“Sixth Amendment”), as amended by the Seventh Amendment to Master Repurchase Agreement dated as of March 24, 2006 (“Seventh Amendment”), as amended by the Eighth Amendment to Master Repurchase Agreement dated as of June 2, 2006 (“Eighth Amendment”) (and collectively, each amendment, together with the Original Agreement, the “Repurchase Agreement”), by and between Goldman Sachs Mortgage Company, as buyer (“GSMC”) and Capital Trust, Inc., as seller (“Seller”). Capitalized terms used but not defined herein shall have the meanings set forth in the Repurchase Agreement.

RECITAL

WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed to amend the Repurchase Agreement as set forth herein; and

WHEREAS, Buyer has agreed to extend the Facility Termination Date as set forth herein;

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.	Definitions.

From and after the date hereof the definition of “Facility Termination Date” in Section 2(c) of Annex I to the Repurchase Agreement is hereby deleted and replaced with the following definition:

“ ‘Facility Termination Date’ shall mean, June 29, 2009.”

2.           Continuing Effect. Except as expressly amended by this Amendment, the Repurchase Agreement and the other Transaction Documents remain in full force and effect in accordance with their respective terms, and are hereby in all respects ratified and confirmed.

3.            References to Repurchase Agreement. All references to the Repurchase Agreement in any Transaction Document or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

4.            Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

5.            Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in their names as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY, as a Buyer

By: Goldman Sachs Real Estate Funding Corp.

By: /s/ Leo Huang
Name: Leo Huang
Title: Authorized Signatory

CAPITAL TRUST, INC., as Seller

By: /s/ Geoffrey G. Jervis

Name: Geoffrey G. Jervis
Title: Chief Financial Officer

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